EXHIBIT 10.25

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

This is the Third Amendment to the Purchase and Sale Agreement (Contract) entered into the 3rd day of December, 2015 by and between Flanders Holding, LLC, (Seller) and Voltari Real Estate Holding, LLC (Purchaser) which Contract was amended by the First Amendment to the Purchase and Sale Agreement on January 11, 2016 (First Amendment) and Second Amendment to the Purchase and Sale Agreement on February 10, 2016 (Second Amendment)

The parties wish to amend the Contract, as amended in the First Amendment and Second Amendment as follows:

1.
Section 2.6 is amended to change the ending of the Contingency Period to June 10, 2016 or five (5) business days after Tenant acknowledges in writing that they accept the environmental conditions at the Premises as is or with an agreed upon clean up, which clean up shall be at the sole expense of Seller, which ever is sooner.

The Contract, the First Amendment and the Second Amendment, except as amended above, shall remain in full force and effect.

In witness whereof, the parties have set their hands as of the 10th day of March, 2016.

Flanders Holding, LLC, Sellers                Voltari Real Estate Holding, LLC

by: /s/ Jason Keen                     by: /s/ John Breeman
Jason Keen, Manager                        John Breeman